UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2010

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2010, PartnerRe Ltd. (the “Company”) issued a press release announcing the appointment of Costas Miranthis as President and Chief Operating Officer (“COO”) of the Company.

Mr. Miranthis, age 46,  remains CEO of PartnerRe Global until a successor is announced and is a member of the PartnerRe Group Executive Committee. Appointed to his role as CEO, PartnerRe Global in May 2008, Mr. Miranthis is responsible for the executive management of the Company's Life operations, all non-Life reinsurance operations and support functions outside of the U.S. In 2007, Mr Miranthis was appointed Deputy CEO, PartnerRe Global, and was responsible for the management of all Global business units. Mr. Miranthis joined the Company in 2002 as Chief Actuary with responsibility for PartnerRe’s Actuarial and IT functions. Prior to joining PartnerRe, Mr. Miranthis spent 16 years with Tillinghast Towers Perrin in London, U.K., most recently as Principal. His responsibilities included managing the European Non-Life Practice and the Mergers and Acquisitions European Practice. He was also a member of Tillinghast Worldwide Non-Life Management Committee. Mr. Miranthis holds a MA in Economics from Christ’s College, Cambridge University, U.K. He is a Fellow of the Institute of Actuaries and a Member of the American Academy of Actuaries.

 In connection with his appointment as President and COO, Mr. Miranthis entered into an arrangement with the Company pursuant to which Mr. Miranthis will receive: (1) a base salary of $800,000; (2) an annual incentive target of 125% of his base salary; and (3) an equity grant of 50,000 stock appreciation rights. The Company expects to enter into a new employment agreement with Mr. Miranthis in connection with his appointment as President and COO of the Company. Once finalized, the Company will disclose the additional terms of such new employment agreement on an amendment to this Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of Shareholders of the Company was held on May, 12, 2010. The following proposals were submitted to a vote of the Shareholders as more particularly described within the Company’s definitive proxy statement dated April 2, 2010:

Proposal 1 – To elect four (4) Directors to hold office until the Annual General Meeting of Shareholders in the year 2013 or until their respective successors have been duly elected

The Shareholders elected the Class II Directors John A. Rollwagen, Vito H. Baumgartner, Jean-Paul L. Montupet and Lucio Stanca to hold office until the Annual General Meeting of Shareholders in the year 2013 or until their successors are elected or appointed. The voting results were as follows:

	For	Withheld	Broker Non-Votes

John A. Rollwagen	64,923,005	43,801	3,760,429
Vito H. Baumgartner	64,921,796	45,010	3,760,429
Jean-Paul L. Montupet	64,923,144	43,662	3,760,429
Lucio Stanca	64,919,852	46,954	3,760,429

Proposal 2 – To re-appoint Deloitte & Touche, the independent registered public accounting firm, as our independent auditors to serve until the 2011 Annual General Meeting, and to refer decisions about the auditors’ compensation to the Board of Directors

The Shareholders re-appointed Deloitte & Touche to serve as the Company’s independent registered public accounting firm until the 2011 Annual General Meeting of Shareholders.  The voting results were as follows:

For	Against	Abstain

68,528,915	193,233	5,087

Item 8.01.	Other Events.

On May 12, 2010, the Company issued a press release announcing that Jean-Paul L. Montupet, a Director of the Company, has been named as Chairman of its Board of Directors. Mr. Montupet replaces John A. Rollwagen, who will remain a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	May 13, 2010	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel